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                                                                   Exhibit 10.52


AMENDMENT NO. 2 TO INFOSEEK/XSOFT SOFTWARE DISTRIBUTION AND LICENSE AGREEMENT

This Amendment, effective the 16th day of December, 1996 is by and between XSoft, A Unit of Xerox Corporation ("Xerox") and Infoseek Corporation ("Infoseek), and hereby amends the Agreement effective March 31, 1996 (the "Agreement") between the two companies.

The parties hereto agree as follows:

1.      Scope of Agreement

        The purpose of this Amendment is to:

        A. Amend the License Grant from Xerox to Infoseek to enable Infoseek to use, maintain, reproduce and distribute the English inflecting stemmer and Lexicon in its Intranet search product, Infoseek Enterprise ("Intranet").

        B. Recognize and license the use of the English Noun Phrase Detection in Infoseek's Ultra Internet product and derivatives thereof, and in the new Intranet search product.

        C. Provide an option for Infoseek to license the use of the English Summarizer in Infoseek's Ultra Internet product and derivatives thereof, and in the new Intranet search product.

        D.      Adjust the period terms for such additional license grants.

        E.      Extend the term of the Agreement to five (5) years.

        F. Allow Infoseek access to Lexicons Source Code solely for porting the Lexicons to platforms not supported by Xerox.

2.      Definitions

        Section I of the Agreement is amended to include the following.

        A.      "LICENSED SOFTWARE" means the definition enumerated in paragraph
                1.02 and Attachment I of the Agreement, as amended, and includes Infoseek's Intranet search product.

        B. "Lexicons" means the definition enumerated in paragraph 1.01 and Attachment I of the Agreement, as amended herein, and includes only the Xerox Inflectional Stemmer and Noun Phrase Detection modules in the English language.

        C. "Summarizer" is defined in Section 4, Attachment I - Specifications in this Amendment.

        D. "Sub-license" with respect to Intranet means the licensing of LICENSED SOFTWARE to end users via a limited use end-user software license no less restrictive than Infoseek requires for its own products. Such sub-licensing may be accomplished through Infoseek's direct sales organization, value added resellers
                (VARS) and agents, or through other third parties. Sub-license conveys no rights to Infoseek to license Lexicons, without the LICENSED SOFTWARE to third parties for any purpose, including as standalone component technology, or to provide services to third parties based on Lexicons without their inclusion in LICENSED SOFTWARE.

        E. "Lexicons Source Code" means the original set of instructions, owned or licensed by Xerox and including all of the text-based files used to build the resultant deliverables, expressed in a computer language that is one or more steps removed from the machine readable format of a given computer and from which run-time object code is compiled. Lexicons Source Code shall include all ports, modifications, improvements, enhancements, additions, derivative works, updates, releases and versions thereof, as the same may be renamed or succeeded.




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3.      License Grant

        Section III of the Agreement is amended to include the following:

        A. Infoseek is hereby granted a non-exclusive, worldwide license to market, use, maintain, reproduce, display and Sub-license the Lexicons and Summarizer (should Infoseek elect this option) in object code format, as defined above and as incorporated in the LICENSED SOFTWARE, and for which a royalty / periodic fee schedule is defined herein.

        B.      [*].

        C. The Lexicons Source Code, when or if provided by Xerox, [*]. Platform ports, exclusive of Licensee Software, produced by Licensee under this License, shall be considered derivatives of the Lexicons, owned by Xerox and licensed to Licensee hereunder as part of Lexicons. Licensee shall provide Xerox with a certified copy of the source and object code software, exclusive of Licensee Software, for each platform port incorporating the Lexicons which has or will be created by or on behalf of Licensee.

        D. Infoseek agrees that it will not make LICENSED SOFTWARE available as part of any [*] whose purpose is to encourage upgrades to software which does not include Lexicons.

        E. Infoseek may Sub-license LICENSED SOFTWARE to universities for academic and research purposes on the same terms and conditions as are included in Amendment No. 1, dated December 17, 1996.

4.      Enhancements to Lexicons

        The last sentence of Paragraph 6.03 of the Agreement is herewith amended by adding to the end of the sentence the following:

        ......., except that Xerox will protect, [*] Agreement as amended herein, [*] which have been [*] shall not be applicable to any rules or other mechanisms which have already been [*], nor shall it prevent Xerox, in good faith, from making [*] once they have entered the public domain or when they have been suggested or requested, at later dates, by other Licensees or potential Licensees independent of any action by Xerox to encourage such suggestions or feedback.

5.      Specifications, Delivery and Acceptance

        Section VII of the Agreement is amended to include the following:

        Xerox shall provide Licensee [*] to the extent necessary for Licensee to make modifications to permit use on additional platforms not supported by Xerox, subject to the terms and conditions for such use of [*] under paragraph 3.D. of this Amendment.

6.      Assignment

        The second paragraph of section 16.01 is herewith amended to correspond to the term of the Agreement by the deletion of the words "three year" from the original sentence.


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7.  Attachment I - Specifications

        The following is added to the DEFINITIONS section of ATTACHMENT I - SPECIFICATIONS of the Agreement.

                "Summarizer" refers to software which automatically examines the content of a document in real-time to identify the document's key phrases and extract sentences to form an indicative summary, either by highlighting excerpts within a document or creating a bulleted list of the document's key phrases.

        The following is an addition to the Lexicons definition located in the DEFINITIONS section of Attachment I.

                "Noun Phrase Detector" refers to a compact data module encoding grammatical knowledge that enables the identification of noun phrases in tagged text for a single language. It is used in conjunction with the runtime libraries and API of the Lexicons.

                For purposes of this Amendment, Noun Phrase Detector becomes a part of Lexicons.

        Deliverables Schedule: Delivery of Lexicons and Summarizer shall be in accordance with the schedule which follows:

                Lexicons Release 2.0: Delivery accomplished in early December as an update release.

                Noun Phrase Detector: Included in Release 2.0 for evaluation purposes in anticipation of the execution of this Amendment.

                Summarizer: Included in Release 2.0 package for evaluation purposes. Would become the licensed product upon execution of this Amendment.

                All Deliverables shall be provided in Win 32/NT and Solaris 2.5. Xerox agrees to evaluate the provision of Lexicons on the Solaris X86 (Intel) and SGI Irix platforms and shall provide Infoseek with a schedule for such deliverables [*].

8.  Term of Agreement

        This Agreement shall be extended to five (5) years from the original effective date of March 31, 1996. Further, the [*] in Attachment II of the Agreement shall be [*] of this Amendment.

9.  [*] Internet and Intranet Search Products

        A.       [*]

        B.       [*]



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D. Maintenance

        - The parties agree that Infoseek shall receive Maintenance with respect to the Lexicons and Summarizer for the duration of this Agreement [*] As a part of Maintenance, Infoseek, for the life of this Agreement, shall receive updates to Lexicons and Summarizer, as they become available to all Licensees, [*]. Updates, for purposes of this Amendment, do not include new products made available for licensing by Xerox or versions of current licensed products deemed by Xerox to represent new products.

E. [*]

        - The [*] with respect to the Internet search product, in each year of this amended Agreement shall [*] Attachment II of the original Agreement or in this Amendment.

        - The [*] due to XEROX from Infoseek's Internet and Intranet search products, [*] shall be:

                [*]
                [*]
                [*]
                [*]

                The Maximum Royalty condition in this Agreement with respect to [*].

        - Should Infoseek license the [*] to XEROX from the Internet and Intranet search product shall be:

                [*]
                [*]
                [*]
                [*]

F. Hypertext Link

        - Sub-section "Hypertext Link" of Attachment II of the Agreement is hereby amended as follows:

                        1) The present Hypertext link appearing on the Internet Search Results page shall continue in place [*] except that the wording shall be changed, at Xerox's request, to reflect the new Xerox company and Lexicons name.

                        2) Effective as soon as reasonably feasible, but no later than [*] the Xerox hypertext link and technology statement shall be moved into the Rotating Tips program provided by Infoseek on the Internet, at no charge. At the conclusion of [*] of this program (assumed for these purposes [*]

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                                terminate Xerox's participation in the Rotating
                                Tips program or desires to negotiate a change in the terms and conditions of the program. The Xerox link and reference shall receive no preferential treatment in the rotation, except that additional Xerox rotations may be added, by agreement of the parties, when the Xerox link appears too infrequently. Should Infoseek discontinue the Rotating Tips program, it will have no obligation to maintain the Xerox Hypertext link in this program or to move the Xerox link to another placement location within the Internet product.

                        3) Infoseek shall provide appropriate attribution for Xerox in its Internet and copyright page and shall provide a Hypertext link to Xerox from that location for the term of this Agreement, as amended. With respect to the Intranet product, Infoseek shall place the Xerox notice and Hypertext Link in the same place, manner and form as it places its own copyright attribution and Hypertext link.

                        4) [*] on the same terms as it shall make available to its other partners.

        G. Exclusivity

                -       [*]

10.     Other Terms and Conditions

        The terms of this Agreement, including this Amendment, shall be [*] except that:

        (a)     Infoseek may determine whether it desires to [*].

        (b)     Xerox may [*].

        Notwithstanding the foregoing, all other terms and conditions of the Software Distribution and License Agreement/Lexicons and of Amendment No. 1, dated 12/17/96, shall apply to both the Intranet and Internet products of Infoseek and shall remain in effect and, exclusive of the Exclusivity paragraph in Attachment II of the original Agreement, shall be extended to the new term of this Amendment.

IN WITNESS WHEREOF, THE PARTIES have caused this Amendment No. 2 to be executed by their duly authorized representatives, effective as of the date first written above.

INFOSEEK CORPORATION                    XEROX CORPORATION

By /s/ ANDREW E. NEWTON                 By /s/ NATHAN RUBIN
   ----------------------------            ------------------------------

Name  Andrew E. Newton                  Name  Nathan Rubin
    ---------------------------             -----------------------------

Title  VP - General Counsel             Title  Director Business Development
     --------------------------              ----------------------------

Date  12/30/96                          Date  12/30/96
    ---------------------------             -----------------------------


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